UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 3, 2008 (May 28, 2008)

CHINA HEALTHCARE ACQUISITION CORP.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33269	20-5013347
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1233 Encino Drive
Pasadena, CA	91108
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (626) 568-9924
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
     (b) On May 28, 2008, China Healthcare Acquisition Corp. (the “Company”) received written notice from Larry Liou (“Larry Liou”) of Mr. Liou’s resignation as a member of the Board of Directors of the Company and that Mr. Liou would decline to stand for reelection to the Company’s Board of Directors at the 2008 Annual Meeting of Stockholders. Mr. Liou’s resignation and decision to decline to stand for reelection are voluntary and do not stem from any disagreement with the Company. Mr. Liou served as a director of the Company since June 2006 and was a member of the Audit Committee. The members of the Board have not yet determined a replacement for Mr. Liou.

Item 8.01	Other Events
     On April 29, 2008, the Company filed its definitive proxy materials in connection with its 2008 Annual Meeting of Stockholders originally scheduled to be held on June 25, 2008. The record date for the annual meeting had been set as the close of business on May 19, 2008. The Company has since decided to postpone its annual meeting.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 3, 2008	CHINA HEALTHCARE ACQUISITION CORP.
	By:	/s/ Alwin Tan
Alwin Tan
Chief Executive Officer